Exhibit 10.2

PROMISSORY NOTE

(property address)

$

August 25, 2010

Loan No.

FOR VALUE RECEIVED, [property owning LLC], a Delaware limited liability company (“Borrower”), promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender,” which shall also mean successors and assigns who become holders of this Note), at 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, the principal sum of              ($        ), with interest on the unpaid balance (“Balance”) at the rate of five and forty-three hundredths percent (5.43%) per annum (“Note Rate”) from and including the date of the first disbursement of Loan proceeds under this Note (“Funding Date”) until Maturity (defined below). Capitalized terms used without definition shall have the meanings ascribed to them in the Instrument (defined below).

1. Regular Payments. Principal and interest shall be payable as follows:

(a) Interest from and including the Funding Date to September 5, 2010 shall be due and payable on the Funding Date. Principal and interest shall be paid in one hundred eight (108) monthly installments of          Dollars ($        ) each, commencing on October 5, 2010 and continuing on the fifth (5th) day of each succeeding month to and including September 5, 2019. Each payment due date is referred to as a “Due Date.” The entire Obligations shall be due and payable on September 5, 2019 (“Maturity Date”). “Maturity” shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.

(b) Interest on the Balance for any full month shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. For any partial month, interest shall be due in an amount equal to (i) the Balance multiplied by (ii) the Note Rate divided by (iii) 360 multiplied by (iv) the number of days during such partial month that any Balance is outstanding to (but excluding) the date of payment.

2. Late Payment and Default Interest.

(a) Late Charge. If any scheduled payment due under this Note is not fully paid by its Due Date (other than the principal payment due on the Maturity Date), a charge of $         per day (the “Daily Charge”) shall be assessed for each day that elapses from and after the Due Date until such payment is made in full (including the date payment is made); provided, however, that if any such payment, together with all accrued Daily Charges, is not fully paid by the fourteenth (14th) day following the applicable Due Date, a late charge equal to the lesser of (i) four percent (4%) of such payment or (ii) the maximum amount allowed by law (the “Late Charge”) shall be assessed and be immediately due and payable; provided, further, however, if the Loan is not paid at maturity (whether by acceleration or otherwise) no Daily Charge or Late Charge shall be due on the unpaid amount of the Loan. The Late Charge shall be payable in lieu of Daily Charges that shall have accrued. The Late Charge may be assessed only once on each overdue payment. These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. The Daily Charge and Late Charge shall be secured by the Documents. The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.

(b) Acceleration. Upon any Event of Default, Lender may declare the Balance, unpaid accrued interest, the Prepayment Premium (defined below) and all other Obligations immediately due and payable in full.

(c) Default Rate. Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate. The “Default Rate” shall be the lesser of (i) the maximum rate allowed by law or (ii) five percent (5%) plus the greater of (A) the Note Rate or (B) the prime rate (for corporate

BORROWER’S INITIALS:

loans at large United States money center commercial banks) published in The Wall Street Journal on the first Business Day (defined below) of the month in which the Event of Default or Maturity occurs and on the first Business Day of every month thereafter. The term “Business Day” shall mean each Monday through Friday except for days on which commercial banks are not authorized to open or are required by law to close in New York, New York.

3. Application of Payments. Until an Event of Default occurs, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection; (b) to any Prepayment Premium due; (c) to interest due on the Balance; and (d) then to the Balance. After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

4. Prepayment. This Note may be prepaid, in whole or in part, upon at least thirty (30) days’ prior written notice to Lender and upon payment of all accrued interest (and other Obligations due under the Documents) and a prepayment premium (“Prepayment Premium”) equal to the greater of (a) one percent (1%) of the principal amount being prepaid multiplied by the quotient of the number of full months remaining until the Maturity Date, calculated as of the prepayment date, divided by the number of full months comprising the term of this Note, or (b) the Present Value of the Loan (defined below) less the amount of principal and accrued interest (if any) being prepaid, calculated as of the prepayment date. The Prepayment Premium shall be due and payable, except as provided in the Instrument or as limited by law, upon any prepayment of this Note, whether voluntary or involuntary, and Lender shall not be obligated to accept any prepayment of this Note unless it is accompanied by the Prepayment Premium, all accrued interest and all other Obligations due under the Documents. Lender shall notify Borrower of the amount of and the calculation used to determine the Prepayment Premium. Borrower agrees that (a) Lender shall not be obligated to actually reinvest the amount prepaid in any Treasury obligation and (b) the Prepayment Premium is directly related to the damages that Lender will suffer as a result of the prepayment. The “Present Value of the Loan” shall be determined by discounting all scheduled payments remaining to the Maturity Date attributable to the amount being prepaid at the Discount Rate (defined below). If prepayment occurs on a date other than a Due Date, the actual number of days remaining from the date of prepayment to the next Due Date will be used to discount within this period. The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined below), when compounded semi-annually. The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Lender (absent a clear mathematical calculation error) on the prepayment date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate. Except as provided in Section 3 of the Collateral Loan Agreement (“Loan Agreement”), in the event that Borrower prepays the entire amount of any Individual Loan (as defined in the Loan Agreement), Borrower must simultaneously prepay the entire amount of all the other Individual Loans. In all events, the applicable Prepayment Premium must also be paid. Notwithstanding the foregoing, no Prepayment Premium shall be due if this Note is prepaid during the last sixty (60) days prior to the Maturity Date.

With respect to the foregoing provisions, Borrower hereby expressly agrees as follows:

(a) The Note Rate provided herein has been determined based on the sum of (i) the treasury rate in effect at the time the Note Rate was determined under the Loan application submitted to Lender, plus (ii) an interest rate spread over such treasury rate, which together represent Lender’s agreed-upon return for making the proceeds of the Loan hereunder available to Borrower over the term of such Loan.

(b) The determination of the Note Rate, and in particular the aforesaid interest rate spread, were based on the expectation and agreement of Borrower and Lender that the principal sums advanced hereunder would not be prepaid during the term of this Note, or if any such prepayment occurs, the Prepayment Premium (calculated in the manner set forth above) would apply (except as expressly permitted by this Note).

(c) The Lender’s business involves making financial commitments to others based in part on the returns it expects to receive from this Note and other similar loans made by Lender, and Lender’s financial performance as a business depends not only on the returns from each loan or investment it makes but also upon the aggregate amounts of the loans and investments it is able to make over any given period of time.

(d) In the event of a prepayment hereunder, Lender will be required to redeploy the funds received into other loans or investments, which (i) may not provide a return to Lender comparable to the return Lender

BORROWER’S INITIALS:

anticipates based on the Note Rate and (ii) may reduce the total amount of loans or investments Lender is able to make during the term of the Loan, which in turn may impair the profitability of Lender’s business. Therefore, in order to compensate Lender for the potential impact and risks to its business of prepayments under this Note, Lender has limited the Borrower’s right to prepay this Note and has offered the method of calculation of the Prepayment Premium set forth above.

(e) Borrower acknowledges that (i) Lender could have determined that it would not permit any prepayments under the Note during its term, and therefore, in electing to permit prepayments hereunder, Lender is entitled to determine and negotiate the terms on which it will accept prepayments of its loans, and (ii) Borrower could have elected to negotiate more permissive prepayment provisions and/or a more favorable manner of calculating the Prepayment Premium, but in such event the applicable interest rate spread, and therefore the Note Rate, would have been higher to compensate Lender for the potential loss of income on account of the risk that Borrower might elect to prepay this Note at an earlier time and/or for a lesser Prepayment Premium than set forth herein.

Therefore, in consideration of Lender’s agreement to the Note Rate set forth herein, and in recognition of Lender’s reliance on the prepayment provisions of this Note (including the method of calculating the Prepayment Premium), Borrower agrees that the manner of calculation of the Prepayment Premium set forth in this Note represents bargained-for compensation to Lender for granting to Borrower the privilege of prepaying this Note on the terms set forth herein and for the potential loss of future income to Lender arising from having to redeploy the amounts prepaid under this Note into other loans or investments. As such, the Prepayment Premium constitutes reasonable compensation to Lender for making the Loan on the terms reflected in this Note and does not represent a penalty.

5. No Usury. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law (“Maximum Rate”). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate (“Excess Amount”) shall be deemed the result of a mistake by both Borrower and Lender, and Lender shall promptly credit the Excess Amount against the Balance (without Prepayment Premium or other premium) or refund to Borrower any portion of the Excess Amount which cannot be so credited.

6. Security and Documents Incorporated. This Note is the Note referred to and secured by the Deed of Trust and Security Agreement (First Priority - 10490 Colonel Court) of even date herewith between Borrower, Manus E. Holmes, Esq., as trustee, and Lender (the “Instrument”) and is secured by the Property. Borrower shall observe and perform all of the terms and conditions in the Documents. The Documents are incorporated into this Note as if fully set forth in this Note.

7. Treatment of Payments. All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at such other place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. Eastern Time at such place, shall be credited on that day, or, if received by Lender at or after 2:00 p.m. Eastern Time at such place, shall, at Lender’s option, be credited on the next Business Day. Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument. If any Due Date falls on a day which is not a Business Day, then the Due Date shall be deemed to have fallen on the next succeeding Business Day.

8. Limited Recourse Liability. Except to the extent set forth in Paragraph 8 and Paragraph 9 of this Note, Borrower shall not have any personal liability for the Obligations. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Property (including, without limitation, naming Borrower and any other necessary parties in the actions for the limited purpose of effecting such foreclosure or bringing an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under this Note, the Instrument and the other Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Documents; provided, however, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender) and IN ADDITION BORROWER AND STRATEGIC STORAGE TRUST, INC., A MARYLAND CORPORATION (SINGULARLY OR COLLECTIVELY, THE “RECOURSE PARTIES”) SHALL HAVE JOINT AND SEVERAL PERSONAL LIABILITY FOR:

BORROWER’S INITIALS:

(a) any amounts accrued and/or payable under any indemnities, guaranties, master leases or similar instruments furnished by either or both of the Recourse Parties in connection with the Loan (including, without limitation, the provisions of Sections 8.03, 8.04, 8.05, 8.06 and 8.07 of the Instrument and the Environmental Indemnity; provided that the personal liability of Indemnitors for any indemnity obligations under Section 8.02 of the Instrument shall be limited to the matters specifically set forth in Sections 8 and 9 of this Note [other than in this Section 8(a)]);

(b) the amount of any special assessments, real estate taxes, ad valorem and/or personal property taxes (collectively, “Assessments”) (accrued and/or payable) with respect to the Property not paid prior to the due date for such Assessments;

(c) the amount of any security deposits, rents prepaid more than one (1) month in advance, or prepaid expenses of tenants to the extent not turned over to (i) Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (ii) a receiver or trustee for the Property after appointment;

(d) the amount of any insurance proceeds or condemnation awards neither turned over to Lender, to the extent required under the terms of the Documents, nor used in compliance with Sections 3.07 and 3.08 of the Instrument;

(e) damages suffered or incurred by Lender as a result of Borrower (i) entering into a new Lease, (ii) entering into an amendment or termination of an existing Lease, or (iii) accepting a termination, cancellation or surrender of an existing Lease, in each case in breach of the leasing restrictions set forth in Section 7 of the Assignment;

(f) damages suffered or incurred by Lender by reason of any waste of the Property;

(g) the amount of any rents or other income from the Property received by any of the Recourse Parties after a default under the Documents and not otherwise applied to the indebtedness under the Documents or to the current (not deferred) operating expenses of the Property; PROVIDED, HOWEVER, THAT THE RECOURSE PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any of the Recourse Parties except for (A) reasonable salaries for on-site employees, (B) a reasonable allocation of the salaries of off-site employees for accounting and management, and (C) out-of-pocket expenses of Borrower’s management company relating to the Property, but in no event shall such expenses include any profit or be greater than prevailing market rates for any such services;

(h) the face amount of any letter of credit expressly required to be maintained by Borrower under the Documents or otherwise in connection with the Loan, and that Borrower fails to maintain;

(i) following an Event of Default under the Documents, the amount of (1) any security deposit cashed or applied by Borrower with respect to any Lease, or any termination fee, cancellation fee or any other fee received by, or on behalf of, any of the Recourse Parties in connection with any lease termination, cancellation, surrender or expiration with respect to any Lease, and (2) any judgment, settlement or other recovery received by, or on behalf of, any of the Recourse Parties against or from any tenant under, or any guarantor of, any Lease (with any item described in (1) or (2) above being herein called a “Recovery”);

(j) with respect to any Lease that provides more than five percent (5%) of the gross annual income from the Property during any twelve (12) month period during the term of the Loan, the amount of any Recovery if such Recovery is greater than one (1) month’s base rent payable under the applicable Lease, which is received by, or behalf of, any of the Recourse Parties at any time during the term of the Loan and which is not paid to Lender (or an escrow agent selected by Lender) to be disbursed for the payment of Lender approved (1) tenant improvements and/or (2) market leasing commissions;

(k) following an Event of Default under the Documents, all reasonable attorneys’ fees, including allocated costs of Lender’s staff attorneys, and other expenses incurred by Lender in enforcing the Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Lender’s enforcement actions; provided, however, that if in such action Borrower successfully proves that no default occurred under the Documents, Borrower shall not be required to reimburse Lender for such attorneys’ fees, allocated costs and other expenses; and

BORROWER’S INITIALS:

(l) damages suffered or incurred by Lender as a result of Borrower’s breach or violation of Sections 2.10, 3.21 and/or 3.22 of the Instrument.

9. Full Recourse Liability. Notwithstanding the provisions of Paragraph 8 of this Note, the RECOURSE PARTIES SHALL HAVE JOINT AND SEVERAL PERSONAL LIABILITY for the Obligations if:

(a) there shall be any breach or violation of Article V of the Instrument; or

(b) there shall be any fraud or material misrepresentation by any of the Recourse Parties in connection with the Property, the Documents, the Loan application, or any other aspect of the Loan; or

(c) the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 9(c) shall not apply if (A) an involuntary bankruptcy is filed by Lender or (B) the involuntary filing was initiated by a third-party creditor independent of any collusive action, participation or collusive communication by (1) Borrower, (2) any partner, shareholder or member of Borrower or Borrower’s general partner, or (3) any of the Recourse Parties; or

(d) [intentionally omitted];

(e) the Instrument or any of the other Documents are deemed fraudulent conveyances or preferences or are otherwise deemed void pursuant to any principles limiting the rights of creditors, whether such claims, demands or assertions are made under the Bankruptcy Code (as amended or replaced from time to time), including, without limitation, under Sections 544, 547 or 548 thereof, or under any applicable state fraudulent conveyance statues or similar laws; or

(f) if the Property is located in California, the Property is determined to be “environmentally impaired” pursuant to the provisions of Section 726.5 of the California Code of Civil Procedure.

10. Joint and Several Liability. This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

11. Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which became payable hereunder or under the other Documents absolutely and unconditionally and without abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

12. Certain Waivers. Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Obligations or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Instrument or the other Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Obligations, under this Note, the Instrument and the other Documents.

13. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

14. Changes in Laws Regarding Taxation. In the event of the passage of any law of the Commonwealth of Virginia, the City of Manassas, the County of Prince William or any other applicable taxing authority deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way

BORROWER’S INITIALS:

the laws for the taxation of mortgages or debts secured by mortgages for federal, state or local purposes or the manner of the collection of any such taxes, and imposing a tax (other than a tax on income, revenue, return of principal or reserves or the lack thereof), either directly or indirectly, on the Instrument, this Note, any of the other Documents or the entire outstanding principal balance of this Note, Borrower shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within twenty (20) days after demand by Lender, whichever is less; provided however, that if, in the opinion of counsel for Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the right, at its option, to declare the entire outstanding principal balance of this Note immediately due and payable upon ninety (90) days’ prior written notice to Borrower. No Prepayment Premium shall be payable in connection with any such payment of this Note.

15. Documentary Stamps and Other Charges. Borrower shall pay all taxes (excluding income, franchise and doing business taxes), assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, stamp and other similar taxes) levied on, or assessed against Lender and related to the Obligations, or otherwise required to be paid in connection with any of the Documents or the principal balance of this Note. If Borrower shall fail to promptly make such payments after demand therefor, Lender shall have the right (but not the obligations) to pay for the same and Borrower shall reimburse Lender therefor immediately upon demand, with interest at the Default Rate.

16.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the .

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the date first set forth above.

BORROWER: , a Delaware limited liability company

By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager

	By:	/s/ H. Michael Schwartz
H. Michael Schwartz, its President

BORROWER’S INITIALS: